As Filed with the Securities and Exchange Commission on June 22, 2005

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DOMINION RESOURCES, INC. (Exact name of registrant as specified in its charter)	VIRGINIA (State or other jurisdiction of incorporation or organization)	54-1229715 (I.R.S. Employer Identification No.)

DOMINION RESOURCES CAPITAL TRUST IV (Exact name of registrant as specified in its Trust Agreement)	DELAWARE (State or other jurisdiction of incorporation or organization)	54-6485418 (I.R.S. Employer Identification No.)

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrants’ principal executive offices)

PATRICIA A. WILKERSON, VICE PRESIDENT AND CORPORATE SECRETARY

JAMES P. CARNEY, ASSISTANT TREASURER

KAREN W. DOGGETT, ASSISTANT CORPORATE SECRETARY

DOMINION RESOURCES, INC.

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

JAMES F. STUTTS DOMINION RESOURCES, INC. 120 TREDEGAR STREET RICHMOND, VIRGINIA 23219	D. MICHAEL JONES MCGUIREWOODS LLP ONE JAMES CENTER RICHMOND, VIRGINIA 23219-4030

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE (1)

Title of each Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (6)

Senior Debt Securities
Junior Subordinated Debentures
Trust Preferred Securities, Related Guarantee and Agreement as to Expenses and Liabilities(3)
Common Stock (without par value)(4)
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units(5)

TOTAL	$3,000,000,000		$3,000,000,000	$301,414

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. Such amount in U.S. dollars or the equivalent thereof in other currencies, as shall result in an aggregate offering price for all securities of $3,000,000,000.
(2)	Omitted pursuant to General Instruction II.D. of Form S-3.
(3)	No separate consideration will be received for the Guarantee by Dominion Resources, Inc. or the Agreement as to Expenses and Liabilities.
(4)	Includes an indeterminate number of shares of Common Stock to be issued by Dominion Resources, Inc. upon settlement of the Stock Purchase Contracts.
(5)	Each Stock Purchase Unit of Dominion Resources, Inc. consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock of Dominion Resources, Inc. and (b) either a beneficial interest in Senior Debt Securities, Trust Preferred Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities or obligations of subsidiaries of the Registrant, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
(6)	In accordance with Rule 457(p) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, the filing fee has been reduced by offsetting the following prior fees against the total filing fee due for this Registration Statement: (1) $50,417 in fees associated with unsold securities registered under Registration Statement No. 333-55904 filed by the Registrant on February 20, 2001 and (2) $1,269 in fees associated with unsold securities registered under Registration Statement No. 333-97393 filed by the Registrant on July 31, 2002.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not been declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion

Dated June 22, 2005

PROSPECTUS

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

$3,000,000,000

Senior Debt Securities

Junior Subordinated Debentures

Trust Preferred Securities, Related Guarantee and Agreement

as to Expenses and Liabilities

Common Stock

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June     , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell either separately or in units any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement as necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, “Dominion” or the “Company” in this prospectus, we are referring to Dominion Resources, Inc. and not Dominion Resources Capital Trust IV.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Current Reports on Form 8-K, filed January 4, 2005, January 27, 2005, March 3, 2005, April 26, 2005, May 18, 2005, May 31, 2005 and June 17, 2005; and

•	the description of our common stock contained in Form 8-B (Item 4) dated April 29, 1983.

You may request a copy of these filings at no cost, by writing or telephoning us at: Corporate Secretary, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this document or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

DOMINION

Dominion is a fully integrated gas and electric energy holding company headquartered in Richmond, Virginia. As of March 31, 2005, we had approximately $47.1 billion in assets.

We manage our operations through four primary business lines that integrate our electric and gas services, streamline operation, and position us for long-term growth in the competitive marketplace:

Dominion Delivery—Dominion Delivery manages our local electric and gas distribution systems serving 4.0 million customer accounts and our customer service operations. We currently operate distribution systems in Virginia, West Virginia, North Carolina, Pennsylvania and Ohio. Dominion Delivery also operates our nonregulated retail energy marketing business serving approximately 1.1 million customer accounts and manages 200 billion cubic feet of natural gas storage in Ohio and Pennsylvania.

Dominion Energy—Dominion Energy manages our 7,900 miles of gas transmission pipeline, our 6,000 miles of electric transmission lines, an approximately 760 billion cubic foot natural gas storage network and our Cove Point, Maryland liquefied natural gas facility. It oversees certain natural gas production and producer services, including aggregation of gas supply, market-based services related to gas transportation and storage and associated gas trading.

Dominion Exploration & Production—Dominion Exploration & Production manages our onshore and offshore oil and gas exploration and production activities. With approximately 5.9 trillion cubic feet of proved natural gas reserves and 1.2 billion cubic feet equivalent of daily production, Dominion Exploration & Production is one of the nation’s largest independent oil and gas operators. We operate offshore on the outer continental shelf and deepwater areas of the Gulf of Mexico and onshore in western Canada, the Appalachian Basin, the Permian Basin, the Mid-Continent Region and other selected regions in the continental United States.

Dominion Generation—Dominion Generation manages our approximately 28,000 megawatt portfolio of electric power generation and guides our generation growth strategy and energy trading and marketing activities associated with optimization of our generation assets. The generation mix is diversified and includes coal, nuclear, gas, oil, hydro and purchased power. Dominion’s strategy for its electric generation operations focuses on serving customers in the MAIN-to-Maine region. Our generation facilities are located in Connecticut, Illinois, Indiana, Massachusetts, North Carolina, Ohio, Pennsylvania, Rhode Island, Virginia and West Virginia. In addition, we expect to complete the acquisition of the Kewaunee nuclear power plant located in northeastern Wisconsin in June 2005.

Principal Subsidiaries

Dominion’s principal direct, legal subsidiaries include Virginia Electric and

Power Company (Dominion Virginia Power), a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy in Virginia and northeastern North Carolina, Consolidated Natural Gas Company (CNG), an oil and gas producer and a transporter, distributor and retail marketer of natural gas serving customers in the Northeast, Mid-Atlantic and Midwest, and Dominion Energy, Inc., an independent power and natural gas subsidiary.

Other

Dominion’s address and telephone number are 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2100.

For additional information about Dominion, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

THE TRUST

Dominion Resources Capital Trust IV is a statutory trust formed under Delaware law by us, as sponsor for the Trust, and Chase Bank USA, National Association, who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The trust agreement for the Trust will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

The Trust exists for the exclusive purposes of

•	issuing two classes of trust securities, Trust Preferred Securities and trust common securities, which together represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds of the trust securities in a series of our Junior Subordinated Debentures;

•	acquiring such other assets or making such other investments as may be described in any prospectus supplement;

•	making distributions; and

•	engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

The Junior Subordinated Debentures will be the sole assets of the Trust, and our payments under the Junior Subordinated Debentures issued to the Trust and the Agreement as to Expenses and Liabilities will be the sole revenue of the Trust.

No separate financial statements of the Trust are included in this prospectus. We believe that these financial statements would not be material to holders of the Trust Preferred Securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the SEC.

The principal place of business of the Trust will be c/o Dominion Resources, Inc., 120 Tredegar Street, Richmond, VA 23219.

USE OF PROCEEDS

The net proceeds from the sale of the securities offered by this prospectus will be used to finance capital expenditures and future acquisitions and to retire or redeem debt securities issued by us as authorized by the SEC under the Public Utility Holding Company Act of 1935 and for other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of this ratio, earnings are determined by adding distributed income of equity investees and fixed charges (excluding interest capitalized) to income before income taxes and minority interest after eliminating the equity in earnings or losses of equity investees. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, interest capitalized, the portion of rental expense that is representative of the interest factor and preferred stock dividends of consolidated subsidiaries (grossed-up by a factor of pre-tax net income divided by net income).

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

3 Months Ended March 31, 2005[1]	12 Months Ended March 31, 2005[2]
		Years Ended December 31,
		2004[3]	2003[4]	2002	2001[5]	2000[6]
3.45	2.74	2.78	2.29	2.82	1.82	1.56

[1]	Earnings for the three months ended March 31, 2005 include $6 million in impairment charges related to Dominion Capital, Inc. assets, $77 million in charges resulting from the termination of a long-term power purchase contract, $11 million in charges related to the valuation of Dominion’s interest in a long-term power tolling contract, and $8 million of charges related to other items. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the three months ended March 31, 2005.
[2]	Earnings for the twelve months ended March 31, 2005 include $41 million of impairment charges related to Dominion’s investment in and planned divestiture of Dominion Capital, Inc., $96 million of losses related to the discontinuance of hedge accounting for certain oil hedges and subsequent changes in the fair value of those hedges during the third quarter following Hurricane Ivan, $144 million in charges resulting from the termination of certain long-term power purchase contracts, a $195 million charge related to the valuation of Dominion’s interest in a long-term power tolling contract, a $10 million charge related to the sale of natural gas and oil production assets in British Columbia, and $24 million of charges related to net legal settlements and other items. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended March 31, 2005.
[3]	Earnings for the twelve months ended December 31, 2004 include $76 million of impairment charges related to Dominion’s investment in and planned divestiture of Dominion Capital, Inc., a $23 million benefit associated with the disposition of certain assets held for sale, an $18 million benefit from the reduction of accrued expenses associated with Hurricane Isabel restoration activities, $96 million of losses related to the discontinuance of hedge accounting for certain oil hedges and subsequent changes in the fair value of those hedges during the third quarter following Hurricane Ivan, $71 million in charges resulting from the termination of certain long-term power purchase contracts, a $184 million charge related to the valuation of Dominion’s interest in a long-term power tolling contract, a $10 million charge related to the sale of natural gas and oil production assets in British Columbia, and $27 million of charges related to net legal settlements and other items. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2004.
[4]	Earnings for the twelve months ended December 31, 2003 include a $134 million impairment of Dominion Capital, Inc. assets, $28 million for severance costs related to workforce reductions, an $84 million impairment of certain assets held for sale, $197 million for restoration expenses related to Hurricane Isabel, a $105 million charge related to the termination of a power purchase contract, $64 million in charges for the restructuring and termination of certain electric sales contracts, and a $144 million charge related to our investment in Dominion Telecom including impairments, the cost of refinancings, and reallocation of equity losses. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2003.
[5]	Earnings for the twelve months ended December 31, 2001 include $220 million related to the cost of the buyout of power purchase contracts and non-utility generating plants previously serving the company under long-term contracts, a $40 million loss associated with the divestiture of Saxon Capital Inc., a $281 million write-down of Dominion Capital, Inc. assets, a $151 million charge associated with Dominion’s estimated Enron-related exposure, and a $105 million charge associated with a senior management restructuring initiative and related costs. Excluding these items from the calculation above would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2001.
[6]	Earnings for the twelve months ended December 31, 2000 include $579 million in restructuring and other acquisition-related costs resulting from the CNG acquisition and a write-down at Dominion Capital, Inc. Excluding these items from the calculation above would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2000.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Debentures. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of June 1, 2000 between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) as Trustee, as supplemented from time to time. We will issue the Junior Subordinated Debentures in one or more series under our Junior Subordinated Indenture dated as of December 1, 1997 between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented from time to time. The indenture related to the Junior Subordinated Debentures is called the Subordinated Indenture in this prospectus, and together the Senior Indenture and the Subordinated Indenture are called Indentures. We have summarized selected provisions of the Indentures below. The Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Debentures will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES—Subordination.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2005, Dominion Virginia Power had approximately 2.59 million issued and outstanding shares of preferred stock. In addition to trade debt, all of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of March 31, 2005, our subsidiaries had approximately $9.6 billion of outstanding long-term debt (including securities due within one year).

Neither of the Indentures limits the amount of Debt Securities that we may issue under it. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or duly authorized officers authorizing the issuance. A form of supplemental indenture  to each of the Indentures is an exhibit to the registration statement.

The Indentures do not protect the holders of Debt Securities if we engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement for a particular series of Debt Securities will specify the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any repayment terms;

•	any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•	if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•	whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with the Trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any changes to events of defaults or covenants; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture & Sections 2.1 & 2.3 of the Subordinated Indenture.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of Debt Securities will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•	redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture & Section 3.2 of the Subordinated Indenture.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•	register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee prior to the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Section 4.1 of the Subordinated Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Section 4.4 of the Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After any repayment, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Section 12.4 of the Subordinated Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge. (Section 1002 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited with the Trustee and registered in the name of the securities depositary or its nominee. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•	will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture and Section 2.2 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Dominion;

•	the Trustee;

•	the Trust (only with respect to the Junior Subordinated Debentures if the Junior Subordinated Debentures are issued to the Trust); or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003 & 1006 of the Senior Indenture & Sections 4.1, 4.2, 4.4 & 4.6 of the Subordinated Indenture.)

Consolidation, Merger or Sale

The Indentures provide that we may consolidate or merge with or into, or sell all or substantially all of our properties and assets to, another corporation or other entity, provided that any successor assumes our obligations under the Indentures and the

Debt Securities issued under the Indentures. We must also deliver an opinion of counsel to the Trustee affirming our compliance with all conditions in the applicable Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable Indenture, and we will be relieved of our obligations under the applicable Indenture and the Debt Securities issued under it. (Sections 801 & 802 of the Senior Indenture & Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to pay any sinking fund payment when due that continues for 60 days;

•	failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days (or for 30 days in the case of any Junior Subordinated Debentures); provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Junior Subordinated Debentures that permit such deferrals;

•	failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Debentures) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of Dominion; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture & Section 6.1 of the Subordinated Indenture.)

In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Debentures) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture & Section 6.1 of the Subordinated Indenture.)

The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. (Sections 512, 601, 602 & 603 of the Senior Indenture & Sections 6.6, 6.7, 7.1 & 7.2 of the Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Section 14.2 of the Subordinated Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•	rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the Trustee; and

•	the rights, obligations and immunities of the Trustee under the Indentures. (Section 401 of Senior Indenture & Section 12.1 of Subordinated Indenture.)

Under federal income tax law, a discharge may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Section 10.2 of the Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Section 10.1 of the Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Section 6.6 of the Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Debentures of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Debentures were issued. (Section 4.7 of the Subordinated Indenture.)

Concerning the Trustee

JPMorgan Chase Bank, N.A. is the Subordinated Indenture Trustee and the Trustee under the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. Affiliates of JPMorgan Chase Bank, N.A. have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The Trustee will perform only those duties that are specifically described in the Indentures unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Section 7.1 of the Subordinated Indenture.)

The Trustee administers its corporate trust business at 4 New York Plaza, New York, New York 10004 (Attention: Worldwide Securities Services).

ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES

Repayment at the Option of the Holder; Repurchases by Dominion

We must repay the Senior Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to

the Repayment Date. (Section 1302 of the Senior Indenture.)

For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days prior to the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•	in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Defeasance

We will be discharged from our obligations on the Senior Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities of the series. If this happens, the holders of the Senior Debt Securities of the series will not be entitled to the benefits of the Senior Indenture except for registration of transfer and exchange of Senior Debt Securities and replacement of lost, stolen or mutilated Senior Debt Securities. (Section 402 of the Senior Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related Senior Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

Additional Covenants Applicable to Junior Subordinated Debentures

Under the Subordinated Indenture, if Junior Subordinated Debentures are issued to the Trust, we will:

•	maintain 100% ownership of the common securities of the Trust to which the Junior Subordinated Debentures have been issued while that series of the Junior Subordinated Debentures remains outstanding; and

•	pay to the Trust to which the Junior Subordinated Debentures have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on the Trust, so that the net amounts received and retained by the Trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. (Sections 4.8 & 4.9 of the Subordinated Indenture.)

Option to Extend Interest Payment Period

We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement. No Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the Junior Subordinated Debentures, to the extent permitted by applicable law. (Section 2.10 of the Subordinated Indenture.)

During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Junior Subordinated Debentures or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 4.9 of the Subordinated Indenture)

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures. (Sections 14.1 and 14.9 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchased money whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate, commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a summary of the principal terms of the Trust Preferred Securities. The form of amended trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the Trust Preferred Securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

General

The Trust will exist until terminated as provided in its amended trust agreement. Except under certain circumstances, we will be entitled to appoint, remove or replace trustees, who will conduct the business and affairs of the Trust. The trustees of the Trust will consist of:

•	two employees, officers or affiliates of the Company as Administrative Trustees;

•	a financial institution unaffiliated with us that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement (the Property Trustee); and

•	one trustee with its principal place of business or who resides in the State of

Delaware and who will act under the terms set forth in a prospectus supplement. (Sections 6.1 through 6.5 of the Amended Trust Agreement.)

The amended trust agreement will authorize the Administrative Trustees to issue, on behalf of the Trust, two classes of trust securities, Trust Preferred Securities and trust common securities, each of which will have the terms described in this prospectus and in the prospectus supplement. We will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the Trust Preferred Securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to payment for distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire, directly or indirectly, trust common securities in a total liquidation amount of at least 3% of the total capital of the Trust. (Sections 3.6, 5.1, 5.2 and 7.1 of the Amended Trust Agreement.)

The proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase a series of our Junior Subordinated Debentures. These Junior Subordinated Debentures will be held in trust by the Property Trustee for the benefit of the holders of the trust securities. We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the Trust Preferred Securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See DESCRIPTION OF THE GUARANTEE.

Unless otherwise provided in the applicable prospectus supplement, the assets of the Trust available for distribution to the holders of Trust Preferred Securities will be limited to payments from us under the Junior Subordinated Debentures held by the Trust. If we fail to make a payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make related payments, including distributions, on its Trust Preferred Securities.

The Guarantee, when taken together with our obligations under the Junior Subordinated Debentures, the Subordinated Indenture and the amended trust agreement, will provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities issued by the Trust.

The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the amended trust agreement or made part of the amended trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the Trust Preferred Securities will mirror the terms of the Junior Subordinated Debentures held by the Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures held by the Trust. Holders of Trust Preferred Securities have no preemptive or similar rights. (Section 7.1 of the Amended Trust Agreement.)

Provisions of a Particular Series

The Trust may issue only one series of Trust Preferred Securities. The applicable prospectus supplement will set forth the principal terms of the Trust Preferred Securities that will be offered, including:

•	the name of the Trust Preferred Securities;

•	the liquidation amount and number of Trust Preferred Securities issued;

•	the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions will be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the Trust Preferred Securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, upon which the Junior Subordinated Debentures and the related Guarantee may be distributed to holders of those Trust Preferred Securities;

•	any securities exchange on which the Trust Preferred Securities will be listed;

•	whether the Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for those global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities. (Article 7 of the Amended Trust Agreement.)

The interest rate and interest and other payment dates of each series of Junior

Subordinated Debentures issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities of the Trust.

Extensions

We have the right under the Subordinated Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures. The Administrative Trustees will give the holders of the Trust Preferred Securities notice of any Extension Period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES—Option to Extend Interest Payment Period.

Distributions

Distributions on the Trust Preferred Securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the Property Account held by the Property Trustee. Unless otherwise provided in the applicable prospectus supplement, the Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the Junior

Subordinated Debentures. We have guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under DESCRIPTION OF THE GUARANTEE.

Distributions on the Trust Preferred Securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the trust securities. If the Trust Preferred Securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the Trust Preferred Securities are listed and, if none, the Administrative Trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. If any date on which distributions are to be made on the Trust Preferred Securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date. (Section 7.2 of the Amended Trust Agreement.)

Mandatory Redemption of Trust Preferred Securities

The Trust Preferred Securities have no stated maturity date, but will be redeemed upon the maturity of the related Junior Subordinated Debentures or to the extent the Junior Subordinated Debentures are redeemed prior to maturity. The related Junior Subordinated Debentures will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under “—Special Event Redemption.”

Upon the maturity of the related Junior Subordinated Debentures, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the Redemption Price. Upon the redemption of the related Junior Subordinated Debentures, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the related Junior Subordinated Debentures so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days’ notice of the redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately. (Section 7.3 of the Amended Trust Agreement.)

Special Event Redemption

Both a Tax Event and an Investment Company Act Event constitute Special Events for purposes of the redemption provisions described in the preceding section.

A Tax Event means that the Administrative Trustees have received an opinion of independent tax counsel experienced in those matters to the effect that, as a result of any amendment to, change or announced proposed change in:

•	the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

•	any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

•	which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the Trust Preferred Securities are issued and sold,

there is more than an insubstantial risk that:

•	the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the related Junior Subordinated Debentures,

•	interest payable to the Trust on the related Junior Subordinated Debentures is not or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes, or

•	the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

An Investment Company Event means that the Administrative Trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the Trust Preferred Securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act. (Section 1.1 of the Amended Trust Agreement.)

Redemption Procedures

The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), and if we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the related Junior Subordinated Debentures, then, by 12:00 noon, New York City time, on the redemption date, the Property Trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities, and the paying agent will pay the applicable redemption price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of Trust Preferred Securities called for redemption will cease, except the right of the holders of the Trust Preferred Securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of Trust Preferred Securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either directly by the Trust or under the Guarantee, distributions on the Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement. (Section 7.4 of the Amended Trust Agreement.)

Conversion or Exchange Rights

The terms on which the Trust Preferred Securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of Trust Preferred Securities would be subject to adjustment.

Distribution of the Junior Subordinated Debentures

We will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the related Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in a total stated principal amount equal to the total stated liquidation amount of the Trust Preferred Securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the trust and distribute the Junior Subordinated Debentures will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders. (Section 8.1 of the Amended Trust Agreement.)

Liquidation Distribution Upon Dissolution

The amended trust agreement will state that the Trust will be dissolved:

•	upon our bankruptcy;

•	upon the filing of a certificate of dissolution or its equivalent with respect to us;

•	upon the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of at least a majority in liquidation amount of the Trust Preferred Securities, voting together as a single class;

•	90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

•	upon the distribution of the related Junior Subordinated Debentures directly to the holders of the trust securities;

•	upon the redemption of all of the trust securities; or

•	upon entry of a court order for the dissolution of us or the Trust. (Section 8.1 of the Amended Trust Agreement.)

In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the Trust Preferred Securities will be entitled to receive:

•	cash equal to the total liquidation amount of the Trust Preferred Securities specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, or

•	the related Junior Subordinated Debentures in a total principal amount equal to the total liquidation amount of the Trust Preferred Securities.

If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the Trust Preferred Securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, Junior Subordinated Debentures held by the Trust will be distributed to the holders of the trust securities in liquidation of the Trust. (Section 8.2 of the Amended Trust Agreement.)

Trust Enforcement Events

An event of default under the Subordinated Indenture relating to the Junior Subordinated Debentures held by the Trust will be an event of default under the amended trust agreement (a Trust Enforcement Event). See DESCRIPTION OF DEBT SECURITIES—Events of Default.

In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

•	the distribution of the related Junior Subordinated Debentures to holders of the trust securities of the Trust,

•	the redemption of all of the trust securities of the Trust, and

•	mergers, consolidations or amalgamations of the Trust permitted by the amended trust agreement.

Under the amended trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the

Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the amended trust agreement and the Subordinated Indenture. If any Trust Enforcement Event with respect to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the amended trust agreement, under the amended trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holders of trust common securities. (Section 2.6 of the Amended Trust Agreement.)

We and the Administrative Trustees must file annually with the Property Trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement. (Section 2.4 of the Amended Trust Agreement.)

Upon the occurrence of a Trust Enforcement Event, the Property Trustee, as the sole holder of the related Junior Subordinated Debentures, will have the right under the Subordinated Indenture to declare the principal of, interest and premium, if any, on the related Junior Subordinated Debentures to be immediately due and payable.

If a Property Trustee fails to enforce its rights under the amended trust agreement or the Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the amended trust agreement and the Subordinated Indenture, any holder of Trust Preferred Securities may sue us, or seek other remedies, to enforce the Property Trustee’s rights under the amended trust agreement or the Subordinated Indenture without first instituting a legal proceeding against the Property Trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the Junior Subordinated Debentures when payable, then a holder of the Trust Preferred Securities may directly sue us or seek other remedies, to collect its proportionate share of payments owned. See RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST.

Removal and Replacement of Trustees

Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the Junior Subordinated Debentures has occurred or is continuing, the holders of a majority of the Trust Preferred Securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended trust agreement. (Section 6.6 of the Amended Trust Agreement.)

Mergers, Consolidations or Amalgamations of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity (each, a Merger

Event), except as described below. The Trust may, with the consent of a majority of its Administrative Trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

•	the successor entity either

•	assumes all of the obligations of the Trust relating to its trust securities or

•	substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

•	we acknowledge a trustee of the successor entity who has the same powers and duties as the Property Trustee of the Trust, as the holder of the related Junior Subordinated Debentures;

•	if listed, the Trust Preferred Securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the Trust Preferred Securities are then listed;

•	the Merger Event does not cause the Trust Preferred Securities or successor securities to be downgraded by any nationally recognized rating agency;

•	the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the Merger Event, we have received an opinion of counsel from a nationally recognized law firm stating that

•	the Merger Event does not adversely affect the rights of the holders of the Trust Preferred Securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	following the Merger Event, the Trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes;

•	we or any permitted successor or assignee guarantee the obligations of the successor entity under the successor securities in the same manner as in the Guarantee; and

•	the successor entity expressly assumes all of the obligations of the Trust with respect to the Trustees.

In addition, unless all of the holders of the Trust Preferred Securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes. (Section 3.15 of the Amended Trust Agreement.)

Voting Rights; Amendment of Trust Agreement

The holders of Trust Preferred Securities have no voting rights except as discussed under —Mergers, Consolidations or Amalgamations of the Trust and DESCRIPTION OF THE GUARANTEE—Amendments, and as otherwise required by law and the amended trust agreement.

The amended trust agreement may be amended if approved by a majority of the Administrative Trustees of the Trust. However, if any proposed amendment provides for, or the Administrative Trustees otherwise propose to effect,

•	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise or

•	the dissolution, winding-up or termination of the Trust other than under the terms of its amended trust agreement,

then the holders of the Trust Preferred Securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the Trust Preferred Securities affected by the amendment or proposal.

No amendment may be made to an amended trust agreement if that amendment would:

•	cause the Trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the Property Trustee; or

•	cause the Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act. (Section 11.1 of the Amended Trust Agreement.)

The holders of a majority of the total liquidation amount of the Trust Preferred Securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee; or

•	direct the exercise of any power conferred

upon the Property Trustee under the amended trust agreement, including the right to direct the Property Trustee, as the holder of the related Junior Subordinated Debentures, to:

•	exercise the remedies available under the Subordinated Indenture with respect to the related Junior Subordinated Debentures,

•	waive any event of default under the Subordinated Indenture that is waivable or

•	cancel an acceleration of the principal of the related Junior Subordinated Debentures.

The Property Trustee is generally not obligated to take the foregoing actions unless it obtains an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes. (Section 7.5 of the Amended Trust Agreement.)

As described in the form of amended trust agreement, the Property Trustee may hold a meeting to have holders of Trust Preferred Securities vote on a change or have them approve a change by written consent.

If a vote by the holders of Trust Preferred Securities is taken or a consent is obtained, any Trust Preferred Securities owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of Trust Preferred Securities; and

•	any Trust Preferred Securities owned by us or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained. (Section 7.5 of the Amended Trust Agreement.)

Information Concerning the Property Trustee

JPMorgan Chase Bank, N.A. is the Property Trustee. It is also the Guarantee Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. also serves as trustee under other indentures pursuant to which our securities and securities of certain of our affiliates are outstanding.

For matters relating to compliance with the Trust Indenture Act, the Property Trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the Trust Preferred Securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event. (Section 3.9 of the Amended Trust Agreement.)

Information Concerning the Delaware Trustee

Chase Bank USA, National Association, will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. It is an affiliate of JPMorgan Chase Bank, N.A. which serves as Property Trustee and in the other capacities described above under “—Information Concerning the Property Trustee.”

Information Concerning the Administrative Trustees

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

•	will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

•	will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

•	will cause the Junior Subordinated Debentures it holds to be treated as our indebtedness for U.S. federal income tax purposes.

We and the Administrative Trustees are authorized to take any action, so long as it is consistent with applicable law or the certificate of trust or amended trust agreement, that we and the Administrative Trustees determine to be necessary or desirable for those purposes. (Section 3.6 of the Amended Trust Agreement.)

DESCRIPTION OF THE GUARANTEE

We will execute the Guarantee from time to time for the benefit of the holders of the Trust Preferred Securities.

JPMorgan Chase Bank, N.A. will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

The following description of the Guarantee is only a summary. The form of Guarantee is an exhibit to the registration statement.

General

We will irrevocably and unconditionally agree under the Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in the Guarantee, to the holders of the Trust Preferred Securities, to the extent that the Guarantee Payments are not paid by or on behalf of the Trust. We are required to pay the Guarantee Payments to the extent specified in the Guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person. (Section 5.1 of the Guarantee.)

The following payments and distributions on the Trust Preferred Securities of the Trust are Guarantee Payments:

•	any accrued and unpaid distributions required to be paid on the Trust Preferred Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

•	the redemption price for any Trust Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

•	upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of the related Junior Subordinated Debentures to the holders of Trust Securities of the Trust or the redemption of all the Trust Preferred Securities of the Trust, the lesser of:

•	the sum of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities of the Trust in liquidation of the Trust. (Section 1.1 of the Guarantee.)

We may satisfy our obligation to make a Guarantee Payment by making that payment directly to the holders of the related Trust Preferred Securities or by causing the Trust to make the payment to those holders. (Section 5.1 of the Guarantee.)

The Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the Trust Preferred Securities from the time of issuance of the Trust Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Trust Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

If we do not make the required payments on the Junior Subordinated Debentures that the Property Trustee holds under the Trust, the Trust will not make the related payments on the Trust Preferred Securities.

Subordination

Our obligations under the Guarantee will be unsecured obligations. Those obligations will rank:

•	subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

•	equal in priority with the outstanding Junior Subordinated Debentures and similar outstanding guarantees; and

•	senior to our preferred and common stock. (Section 6.2 of the Guarantee.)

As of March 31, 2005, we had approximately $825 million principal amount of Junior Subordinated Debentures outstanding that rank equal in priority with the Guarantee. We have common stock outstanding that ranks junior to the Guarantee.

The Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. (Sections 5.4 and 5.5 of the Guarantee.)

The terms of the Trust Preferred Securities will provide that each holder of the Trust Preferred Securities, by accepting those Trust Preferred Securities, agrees to the subordination provisions and other terms of the Guarantee.

Amendments

We may amend the Guarantee without the consent of any holder of the Trust Preferred Securities to which the Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the Guarantee with the approval of the holders of more than 50% of the outstanding Trust Preferred Securities to which the Guarantee relates. (Section 9.2 of the Guarantee.)

Termination

The Guarantee will terminate and be of no further effect when:

•	the redemption price of the Trust Preferred Securities to which the Guarantee relates is fully paid;

•	we distribute the related Junior Subordinated Debentures to the holders of those Trust Preferred Securities; or

•	the amounts payable upon liquidation of the related Trust are fully paid. (Section 7.1 of the Guarantee.)

The Guarantee will remain in effect or will be reinstated if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid to that holder with respect to those Trust Preferred Securities or under the Guarantee.

Material Covenants

We will covenant that, so long as any Trust Preferred Securities remain outstanding, if there is an event of default under the Guarantee or the amended trust agreement:

•	we will not make distributions related to our debt securities that rank equally with or junior to the Junior Subordinated Debentures, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

•	we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; and

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 6.1 of the Guarantee.)

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the Guarantee and the Junior Subordinated Debentures will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

Events of Default

An event of default will occur under the Guarantee if we fail to perform any of our payment obligations under the Guarantee. The holders of a majority of the Trust Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Trust Preferred Securities of that series. (Section 2.6 of the Guarantee.) The Guarantee Trustee is entitled to enforce the Guarantee for the benefit of the holders of the Trust Preferred Securities of a series if an event of default occurs under the related Guarantee. (Section 3.1 of the Guarantee.)

The holders of a majority of the Trust Preferred Securities to which the Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under the Guarantee. Any holder of the related Trust Preferred Securities may institute a legal proceeding directly against us to enforce that holder’s rights under the

Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. (Section 5.4 of the Guarantee.)

Concerning the Guarantee Trustee

JPMorgan Chase Bank, N.A. is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. also serves as trustee for other indentures under which securities of ours and certain of our affiliates are outstanding.

The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 3.1 of the Guarantee.) Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Trust Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 3.2 of the Guarantee.)

AGREEMENT AS TO EXPENSES AND LIABILITIES

We will enter into an Agreement as to Expenses and Liabilities as required under the Trust Agreement. The Agreement as to Expenses and Liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay amounts due to the holders of the Trust Preferred Securities and the trust common securities.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST

We will guarantee payments of distributions and redemption and liquidation payments due on the Trust Preferred Securities, to the extent the Trust has funds available for the payments, to the extent described under DESCRIPTION OF THE GUARANTEE. No single document executed by us in connection with the issuance of the Trust Preferred Securities will provide for our full, irrevocable and unconditional guarantee of the Trust Preferred Securities. It is only the combined operation of our obligations under the Guarantee, the amended trust agreement and the Subordinated Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the Trust Preferred Securities.

As long as we make payments of interest and other payments when due on the Junior Subordinated Debentures held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the Trust Preferred Securities issued by the Trust, primarily because:

•	the total principal amount of the related Junior Subordinated Debentures will be equal to the sum of the total liquidation amount of the trust securities;

•	the interest rate and interest and other payment dates on the related Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

•	we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its Trust Preferred Securities; and

•	the amended trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If and to the extent that we do not make payments on the related Junior Subordinated Debentures, the Trust will not have funds available to make payments of distributions or other amounts due on its Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of Trust Preferred Securities under the amended trust agreement to the extent we make a payment to you in any such legal action.

DESCRIPTION OF CAPITAL STOCK

As of March 31, 2005, our authorized capital stock was 520,000,000 shares. Those shares consisted of 20,000,000 shares of preferred stock and 500,000,000 shares of common stock. As of March 31, 2005, no shares of Preferred Stock were issued and outstanding and approximately 340.5 million shares of common stock were issued and outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “D”. Any additional common stock we issue will also be listed on the NYSE.

Dividends

Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders.

Under certain circumstances, the Subordinated Indenture also restricts our ability to pay cash dividends.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agents and Registrars

We, along with Continental Stock Transfer & Trust Company, are transfer agent and registrar. You may contact us at the address listed on page 2 or Continental located at 17 Battery Place, New York, New York 10004.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we issue preferred stock, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC.

Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

VIRGINIA STOCK CORPORATION ACT AND THE ARTICLES AND THE BYLAWS

General

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our Articles of Incorporation and Bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti-takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying this stock as part of a short-term investment strategy, this might be especially important to you.

We have summarized the key provisions below. You should read the actual provisions of our Articles and Bylaws and the Virginia Act that relate to your individual investment strategy.

Business Combinations

Our Articles require that any merger, share exchange or sale of substantially all of the assets of the Company be approved by a plurality of the shares represented at a meeting where a quorum is present. Abstentions and broker non-votes will have no effect on the outcome.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required.

The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Our Bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

Members of our Board of Directors serve one-year terms and are elected annually. Directors may be removed from office for cause by the vote of two-thirds of the outstanding shares entitled to vote.

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in our Bylaws.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

Shareholder proposals must be submitted to our corporate secretary at least 90 days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder’s name and address and number of shares held and any material interest of the shareholder in the proposal.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Meetings of Shareholders

Under our Bylaws, meetings of the shareholders may be called only by the chairman of the board, the vice chairman, the president or a majority of the Board of Directors. This provision could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities, because such holders would be able to take action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting.

Amendment of Articles

Generally, our Articles may be amended by a plurality of the shares represented at a meeting where a quorum is present. Some provisions of the Articles, however, may only be amended or repealed by a vote of at least two-thirds of the outstanding shares entitled to vote.

Indemnification

We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us.

Limitation of Liability

Our Articles provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer’s or director’s duty of care.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, trust preferred securities, preferred stock or debt obligations of third parties, including U.S.

treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

As of March 31, 2005, we had 6,600,000 stock purchase units outstanding which trade on the NYSE under the symbol “D PrU.” These units obligate holders to purchase up to 5,518,260 shares of our common stock from us by May 15, 2006.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Offered securities may be sold through agents that we designate. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

We may also sell offered securities directly. This may include sales of our common stock to holders of our stock purchase units. In this case, no underwriters or agents would be involved.

Derivative Transactions

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the Act), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. As of June 1, 2005, partners of McGuireWoods LLP owned less than one-half of one percent of our common stock. Certain matters relating to the formation of the Trust and the issuance of the Trust Preferred Securities under Delaware law and the Trust Agreements will be passed upon by Richards, Layton & Finger P.A., special Delaware counsel to the Trust and the Company. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and which report on the consolidated financial statements includes an explanatory paragraph as to changes in accounting principles in 2003 for: asset retirement obligations, contracts involved in energy trading, derivative contracts not held for trading purposes, derivative contracts with a price adjustment feature, the consolidation of variable interest entities, and guarantees, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

This information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not been declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated June 22, 2005

PROSPECTUS SUPPLEMENT

(To Prospectus dated                 , 2005)

U.S. $3,000,000,000

Dominion Resources, Inc.

Medium-Term Notes, Series C

We plan to use this prospectus supplement to offer medium-term notes from time to time. We will provide final terms for each Note in a pricing supplement. The following terms may apply to the Notes:

•   Maturities of 9 months or more from
date of issue

•   Redemption and/or repayment
provisions, that may be mandatory or
at our option or the noteholders’
option

•   Payments in U.S. dollars or one or
more foreign currencies

•   Minimum denominations of $25 or
$1,000 in U.S. dollars or equivalent
amounts in foreign currencies

•   Interest at fixed or floating rates. The
floating interest rate may be based on
one or more of the following indices:

•   CD rate                        •    Prime rate

•   LIBOR                         •    Treasury rate

•   Federal funds rate     •    CMT rate

•   Commercial paper rate

•   Interest payments on fixed rate Notes on
a semi-annual basis

•   Interest payments on floating rate Notes
on a monthly, quarterly, semi-annual or annual basis

Investing in the Notes involves certain risks. See RISK FACTORS beginning on page S-5.

	Public Offering Price	Agents’ Discounts And Commissions (1)	Proceeds to Dominion
Per Note	100%	0.125%-0.750%	99.250%-99.875%
Total(2)	U.S.$3,000,000,000	U.S.$3,750,000–U.S.$22,500,000	U.S.$2,977,500,000–U.S.$2,996,250,000

(1) Or as agreed, in the case of Notes with a maturity of more than 30 years.

(2) Or the equivalent in one or more foreign or composite currencies.

We may offer the Notes through agents who solicit offers to purchase the Notes and receive a commission based on the principal amount of the Notes offered, to agents who purchase the Notes as principal for resale at varying or fixed offering prices and receive a negotiated commission, or directly to investors.

From time to time we may sell other securities described in the accompanying base prospectus, and the amount of Notes offered hereby will be reduced as a result of these sales.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable pricing or prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

[Insert Agents]

The date of this Prospectus Supplement is                 , 2005.

ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, we may sell up to a total of $3.0 billion of securities, including medium-term notes (Notes). The Notes will be sold in one or more offerings using this prospectus supplement, the accompanying base prospectus and future pricing supplements. From time to time we may sell other securities described in the accompanying base prospectus, and the amount of Notes offered hereby will be reduced as a result of these sales.

This prospectus supplement provides you with a general description of the Notes we may offer. The accompanying base prospectus provides more general information about securities we may offer from time to time, some of which does not apply to the Notes we may offer. Generally, when we refer to the prospectus, we are referring to both this prospectus supplement and the base prospectus. Each time we sell Notes, we will provide a pricing supplement that will contain specific information about the terms of that offering and the Notes offered by us in that offering. The pricing supplement may also add, update or change information in this prospectus supplement. You should read the accompanying base prospectus, this prospectus supplement and any pricing supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

You should rely only on the information contained in this document or to which this document refers you. We have not, and the agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, the words “Dominion,” “Company,” “we,” “our” and “us” refer to Dominion Resources, Inc., a Virginia corporation, and its subsidiaries and predecessors.

Prospectus Supplement

Prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•	Current Reports on Form 8-K, filed January 4, 2005, January 27, 2005, March 3, 2005, April 26, 2005, May 18, 2005, May 31, 2005 and June 17, 2005.

You may request a copy of these filings, at no cost, by writing or telephoning us at: Corporate Secretary, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

You should not assume that the information in this prospectus supplement and any future pricing supplement is accurate as of any date other than the date on the front of those documents regardless of the time you receive them. Additional updating information with respect to the matters discussed in this prospectus supplement and any pricing supplement may be provided in the future by means of appendices or supplements including future pricing supplements and documents incorporated by reference.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus supplement. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements.

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our most recent

Quarterly Report on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors and Cautionary Statements That May Affect Future Results”, which is incorporated by reference in this prospectus supplement and we refer you to that report for further information. The factors include weather conditions; governmental regulations; cost of environmental compliance; inherent risk in the operation of nuclear facilities; fluctuations in energy-related commodities prices and the effect these could have on our earnings, liquidity position and the underlying value of our assets; trading counterparty credit risk; capital market conditions, including price risk due to marketable securities held as investments in trusts and benefit plans; fluctuations in interest rates; changes in rating agency requirements or ratings; changes in accounting standards; collective bargaining agreements and labor negotiations; the risks of operating businesses in regulated industries that are subject to changing regulatory structures; changes to regulated gas and electric rates recovered by Dominion; transitional issues related to the transfer of control over our electric transmission facilities to a regional transmission organization; receipt of approvals for and the timing of the closing dates for pending acquisitions; realization of expected business interruption insurance proceeds; political and economic conditions (including inflation and deflation); and completing the divestiture of investments held by Dominion Capital, Inc. Although we strive to mitigate market risk through our risk management activities, changes in commodity prices can have an adverse impact on earnings and asset values.

IMPORTANT INFORMATION FOR NON-U.S. RESIDENTS

The information set forth in this prospectus supplement and any pricing supplement is directed to prospective purchasers who are U.S. residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal, any premium and interest on the Notes. Non-U.S. residents should consult their own financial and legal advisers with regard to these matters.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for the Notes in U.S. dollars, or in other currencies, including composite currencies, as may be specified in the applicable pricing supplement (the Specified Currency), and payments of principal, any premium and interest on the Notes will also be made in U.S. dollars, unless the applicable pricing supplement provides that payments will be made in a Specified Currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into the Specified Currencies and vice versa. Most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in the applicable pricing supplement or unless alternative arrangements are made, payment of principal, any premium and interest made in a Specified Currency other than U.S. dollars will be made to an account at a bank outside of the United States. See DESCRIPTION OF THE NOTES and SPECIAL PROVISIONS RELATING TO NOTES DENOMINATED IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors in our most recent periodic report filed with the SEC for the quarter ended March 31, 2005 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors and Cautionary Statements That May Affect Future Results,” which is specifically incorporated by reference into this prospectus supplement. We may include additional risk factors in future filings with the SEC, including quarterly and annual reports.

Your investment in the Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you do not understand their significant features and do not know if you can bear all of the investment risk that your Notes involve.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated With a Conventional Debt Security

If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. In addition, if your Notes are subject to mandatory redemption, we may be required to redeem your Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

Upon issuance, your Notes will not have an established trading market. We cannot assure you a trading market for your Notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your Notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your Notes,

•	the method of calculating the principal, premium and interest in respect of your Notes,

•	the time remaining to the maturity of your Notes,

•	the outstanding amount of Notes,

•	any redemption features of your Notes,

•	the amount of other debt securities linked to the index or formula applicable to your Notes, and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. In addition, Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed.

Foreign Currency Notes Are Subject to Exchange Rate and Exchange Control Risks

If you invest in Notes that are denominated and/or payable in a Specified Currency other than U.S. dollars (Foreign Currency Notes), you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your Foreign Currency Notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your Foreign Currency Notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your Foreign Currency Notes and, generally, in the U.S. dollar equivalent market value of your Foreign Currency Notes.

Governmental exchange controls could affect exchange rates and the availability of the payment currency for your Foreign Currency Notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date as a result of circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of your Foreign Currency Notes in U.S. dollars.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your Notes.

DOMINION

Dominion is a fully integrated gas and electric energy holding company headquartered in Richmond, Virginia. As of March 31, 2005, we had approximately $47.1 billion in assets.

We manage our operations through four primary business lines that integrate our electric and gas services, streamline operations, and position us for long-term growth in the competitive marketplace:

Dominion Delivery—Dominion Delivery manages our local electric and gas distribution systems serving 4.0 million customer accounts and our customer service operations. We currently operate distribution systems in Virginia, West Virginia, North Carolina, Pennsylvania and Ohio. Dominion Delivery also operates our nonregulated retail energy marketing business serving approximately 1.1 million customer accounts and manages 200 billion cubic feet of natural gas storage in Ohio and Pennsylvania.

Dominion Energy—Dominion Energy manages our 7,900 miles of gas transmission pipeline, our 6,000 miles of electric transmission lines, an approximately 760 billion cubic foot natural gas storage network and our Cove Point, Maryland liquefied natural gas facility. It oversees certain natural gas production and producer services, including aggregation of gas supply, market-based services related to gas transportation and storage and associated gas trading.

Dominion Exploration & Production—Dominion Exploration & Production manages our onshore and offshore oil and gas exploration and production activities. With approximately 5.9 trillion cubic feet of proved natural gas reserves and 1.2 billion cubic feet equivalent of daily production, Dominion Exploration & Production is one of the nation’s largest independent oil and gas operators. We operate offshore on the outer continental shelf and deepwater areas of the Gulf of Mexico and onshore in western Canada, the Appalachian Basin, the Permian Basin, the Mid-Continent Region and other selected regions in the continental United States and western Canada.

Dominion Generation—Dominion Generation manages our approximately 28,000 megawatt portfolio of electric power generation and guides our generation growth strategy and energy trading and marketing activities associated with optimization of our generation assets. The generation mix is diversified and includes coal, nuclear, gas, oil, hydro and purchased power. Dominion’s strategy for its electric generation operations focuses on serving customers in the MAIN-to-Maine region. Our generation facilities are located in Connecticut, Illinois, Indiana, Massachusetts, North Carolina, Ohio, Pennsylvania, Rhode Island, Virginia and West Virginia. In addition, we expect to complete the acquisition of the Kewaunee nuclear power plant located in northeastern Wisconsin in June 2005.

Principal Subsidiaries

Dominion’s principal direct, legal subsidiaries include Virginia Electric and Power Company (Dominion Virginia

Power), a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy in Virginia and northeastern North Carolina, Consolidated Natural Gas Company (CNG), an oil and gas producer and a transporter, distributor and retail marketer of natural gas serving customers in the Northeast, Mid-Atlantic and Midwest, and Dominion Energy, Inc., an independent power and natural gas subsidiary.

Other

Dominion’s address and telephone number are 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page S-3.

USE OF PROCEEDS

The proceeds from the sale of the Notes will be used to meet a portion of the general capital requirements of the Company and for the refinancing of other outstanding debt. The refinancing of debt may include a portion of our commercial paper.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of this ratio, earnings are determined by adding distributed income of equity investees and fixed charges (excluding interest capitalized) to income before income taxes and minority interest after eliminating the equity in earnings or losses of equity investees. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, interest capitalized, the portion of rental expense that is representative of the interest factor and preferred stock dividends of consolidated subsidiaries (grossed-up by a factor of pre-tax net income divided by net income).

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

3 Months Ended March 31, 2005[1]	12 Months Ended March 31, 2005[2]
		Years Ended December 31,
		2004[3]	2003[4]	2002	2001[5]	2000[6]
3.45	2.74	2.78	2.29	2.82	1.82	1.56

[1]	Earnings for the three months ended March 31, 2005 include $6 million in impairment charges related to Dominion Capital, Inc. assets, $77 million in charges resulting from the termination of a long-term power purchase contract, $11 million in charges related to the valuation of Dominion’s interest in a long-term power tolling contract, and $8 million of charges related to other items. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the three months ended March 31, 2005.
[2]	Earnings for the twelve months ended March 31, 2005 include $41 million of impairment charges related to Dominion’s investment in and planned divestiture of Dominion Capital, Inc., $96 million of losses related to the discontinuance of hedge accounting for certain oil hedges and subsequent changes in the fair value of those hedges during the third quarter following Hurricane Ivan, $144 million in charges resulting from the termination of certain long-term power purchase contracts, a $195 million charge related to the valuation of Dominion’s interest in a long-term power tolling contract, a $10 million charge related to the sale of natural gas and oil production assets in British Columbia, and $24 million of charges related to net legal settlements and other items. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended March 31, 2005.
[3]

Earnings for the twelve months ended December 31, 2004 include $76 million of impairment charges related to Dominion’s investment in and planned divestiture of Dominion Capital, Inc., a $23 million benefit associated with the disposition of certain assets held for sale, an $18 million benefit from the reduction of accrued expenses associated with Hurricane Isabel restoration activities, $96 million of losses related to the discontinuance of hedge accounting for certain oil hedges and subsequent changes in the fair value of those hedges during the third quarter following Hurricane Ivan, $71 million in charges resulting from the termination of certain long-term power purchase contracts, a $184 million charge related to the valuation of Dominion’s interest in a long-term power tolling contract, a $10 million charge related to the sale of natural gas and oil production assets in British Columbia, and $27 million of charges related to net legal settlements and other items. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2004.
[4]	Earnings for the twelve months ended December 31, 2003 include a $134 million impairment of Dominion Capital, Inc. assets, $28 million for severance costs related to workforce reductions, an $84 million impairment of certain assets held for sale, $197 million for restoration expenses related to Hurricane Isabel, a $105 million charge related to the termination of a power purchase contract, $64 million in charges for the restructuring and termination of certain electric sales contracts, and a $144 million charge related to our investment in Dominion Telecom including impairments, the cost of refinancings, and reallocation of equity losses. Excluding these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2003.
[5]	Earnings for the twelve months ended December 31, 2001 include $220 million related to the cost of the buyout of power purchase contracts and non-utility generating plants previously serving the company under long-term contracts, a $40 million loss associated with the divestiture of Saxon Capital Inc., a $281 million write-down of Dominion Capital, Inc. assets, a $151 million charge associated with Dominion’s estimated Enron-related exposure, and a $105 million charge associated with a senior management restructuring initiative and related costs. Excluding these items from the calculation above would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2001.
[6]	Earnings for the twelve months ended December 31, 2000 include $579 million in restructuring and other acquisition-related costs resulting from the CNG acquisition and a write-down at Dominion Capital, Inc. Excluding these items from the calculation above would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2000.

DESCRIPTION OF THE NOTES

Set forth below is a description of the specific terms of the Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying base prospectus under the captions DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Senior Indenture and the supplemental indenture pertaining to the Notes. Capitalized terms used in this DESCRIPTION OF THE NOTES that are not defined in this prospectus supplement have the meanings given to them in the Senior Indenture or the supplemental indenture.

General

The Notes will be issued under our Indenture, dated as of June 1, 2000, as supplemented by a              Supplemental Indenture, dated as of             , 2005 (as further amended or modified from time to time, the Senior Indenture) between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the Trustee). There is no limitation on the aggregate principal amount of Notes that we may issue. Also, we may, without the consent of the holders of Notes, issue additional Notes having the same ranking and the same interest rate, maturity and other terms as any tranche of Notes. Any additional Notes having such similar terms, together with the Notes, will constitute a single series of Notes under the Senior Indenture.

The terms and conditions set forth in this prospectus supplement will apply to each Note unless otherwise specified herein or in the applicable pricing supplement and in the Note. The Notes will likely be issued in book-entry form and will constitute a series of Debt Securities issued under the Senior Indenture. Notes issued in book-entry form will be represented by certificates deposited with the Trustee on behalf of The Depository Trust Company (the Depositary) and registered in the name of the Depositary’s nominee (Book-Entry Notes). Any Notes issued in certificated form will be represented by certificates delivered to the purchasers designated by the Agents named under the heading PLAN OF DISTRIBUTION.

The Notes will be offered on a continuing basis and each Note will be due nine months or more from its date of issue, as selected by the purchaser and agreed to by the Company prior to the issuance thereof (the fixed date on which a Note is due is referred to as the Stated Maturity Date). Maturity Date means the date on which the principal amount of a Note is due, whether at the Stated Maturity Date, or the date of earlier redemption or repayment.

Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

References to U.S. dollars, U.S. $, dollars or $ in this prospectus or any supplement hereto are to the legal currency of the United States of America.

The pricing supplement for each Note will state the following:

•	the principal amount of the Note;

•	the Specified Currency in which the Note is denominated (or, if the currency is no longer legal tender for the payment of public and private debts in the country issuing the applicable currency or, in the case of the euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender) and if the Note is denominated in a Specified Currency other than U.S. dollars, the pricing supplement will include information relative to the Specified Currency;

•	the date on which the Note will be issued;

•	the Stated Maturity Date of the Note;

•	the Fixed Rate if a Fixed Rate Note or, if a Floating Rate Note, the Base Rate at which the Note will bear interest (including the Spread and/or Spread Multiplier (each as defined below) applicable thereto and any Minimum and/ or Maximum Interest Rates (each as defined below) applicable thereto);

•	the specified Interest Payment Dates;

•	the redemption terms, if any, of the Note;

•	the repayment terms, if any, of the Note; and

•	additional terms (if any) applicable to the Note.

As used herein, Business Day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City provided, however, that, with respect to Notes the payment of which is to be made in a Specified Currency other than U.S. dollars, that day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of the euro, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further that, with respect to Notes as to which LIBOR is an applicable Base Rate, the day is also a London Business Day (as defined below).

London Business Day means any day on which commercial banks are open for business (including for dealings in the Index Currency) in London.

Principal Financial Center will generally be the capital city of the country issuing the Specified Currency, or to which the Index Currency relates, except that with respect to United States dollars, Swiss francs, Australian dollars, Canadian dollars and South African rand, the Principal Financial Center will be New York City, Zurich, Sydney, Toronto and Johannesburg, respectively.

Ranking

The Notes will be our direct, unsecured and unsubordinated obligations, ranking equally with all of our other senior unsecured indebtedness and will rank senior in right of payment to all our subordinated indebtedness. The Notes will be effectively subordinated to our secured debt, if any.

Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2005, Dominion Virginia Power had approximately 2.59 million issued and outstanding shares of preferred stock with an aggregate liquidation preference of $259 million. In addition to trade debt, most of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of March 31, 2005, our subsidiaries had approximately $9.6 billion of outstanding long-term debt (including securities due within one year).

The Senior Indenture contains no restrictions on the amount of additional indebtedness that we may incur.

Interest

General

Unless otherwise specified in the applicable pricing supplement, each Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or under the interest rate formula, in the case of a Floating Rate Note, Floating Rate/Fixed Rate Note, or Inverse Floating Rate Note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or duly made available for payment. Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date or the Maturity Date.

Interest will be payable in arrears on each Interest Payment Date specified in the applicable pricing supplement on which an installment of interest is due and payable and on the Maturity Date. Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any Note originally issued between a Record Date (as defined below) and the related Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on the next succeeding Record Date.

So long as the Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the immediately preceding business day. In the event the Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the 15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day).

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates for the Fixed Rate Notes will be May 1 and November 1 of each year. Unless otherwise specified in the applicable pricing supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, any premium and interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the Interest Payment Date or the Maturity Date, as the case may be, to the date of the payment on the next succeeding Business Day.

Floating Rate Notes

Each Floating Rate Note will bear interest from the date of issuance until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis or formula based on the Index Maturity (the Base Rate), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). The applicable pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

•	the CD Rate (a CD Rate Note),

•	the Commercial Paper Rate (a Commercial Paper Rate Note),

•	the Federal Funds Rate (a Federal Funds Rate Note),

•	LIBOR (a LIBOR Note),

•	the Prime Rate (a Prime Rate Note),

•	the Treasury Rate (a Treasury Rate Note),

•	the CMT Rate (a CMT Rate Note), or

•	some other Base Rate or interest rate formula as is set forth in the pricing supplement and in the Floating Rate Note.

The Index Maturity for any Floating Rate Note is the period to maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The Spread is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the Base Rate for the Floating Rate Note, and the Spread Multiplier is the percentage specified in the applicable pricing supplement to be applied to the Base Rate for the Floating Rate Note.

As specified in the applicable pricing supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period (Maximum Interest Rate); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period (Minimum Interest Rate). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate from time to time permitted by New York law, as the rate may be modified by United States law of general application.

Unless otherwise specified in the applicable pricing supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (that period being the Interest Reset Period for the Note, and the first day of each Interest Reset Period being an Interest Reset Date), as specified in the applicable pricing supplement. Unless otherwise specified in the pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset:

•	daily, on each Business Day;

•	weekly, on the Wednesday of each week (other than Treasury Rate Notes which reset the Tuesday of each week, unless otherwise provided below);

•	monthly, on the third Wednesday of each month;

•	quarterly, on the third Wednesday of March, June, September and December;

•	semiannually, on the third Wednesday of two months of each year, as specified in the applicable pricing supplement; and

•	annually, on the third Wednesday of one month of each year, as specified in the applicable pricing supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable pricing supplement (the Initial Interest Rate). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if the next succeeding Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

With respect to Floating Rate/Fixed Rate Notes (as defined below), the rate of interest thereon will not reset after the particular fixed rate commencement date, as set forth in the pricing supplement.

Except as provided below, unless otherwise specified in the applicable pricing supplement, the date on which interest on Floating Rate Notes will be payable is, in the case of Floating Rate Notes which reset:

•	daily, weekly or monthly, on the third Wednesday of each month, as specified in the applicable pricing supplement;

•	quarterly, on the third Wednesday of March, June, September and December;

•	semiannually, on the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually, on the third Wednesday of the month specified in the applicable pricing supplement.

If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to that Floating Rate Note, the Interest Payment

Date will be postponed to the following day that is a Business Day with respect to that Floating Rate Note, except that, in the case of a LIBOR Note, if the following Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding day that is a Business Day with respect to the LIBOR Note. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after the Maturity Date.

With respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of the Floating Rate Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being accrued. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day in the interest period is computed by dividing the interest rate applicable to the day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes (except for LIBOR Notes denominated in pounds sterling) and Prime Rate Notes, by 365, in the case of LIBOR Notes denominated in pounds sterling, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all amounts used in or resulting from that calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

Unless otherwise stated in the applicable pricing supplement, the calculation agent (the Calculation Agent) with respect to any issue of Floating Rate Notes will be JPMorgan Chase Bank, N.A. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to that Floating Rate Note.

The Interest Determination Date pertaining to an Interest Reset Date for Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the Business Day immediately preceding the related Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for CD Rate Notes and CMT Rate Notes will be the second Business Day next preceding that Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day immediately preceding that Interest Reset Date, unless the Index Currency (as defined below) is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which that Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

Unless otherwise specified in the applicable pricing supplement, the Calculation Date, where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after that Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

Floating Rate/Fixed Rate Notes

If a Floating Rate Note is designated as a “Floating Rate/Fixed Rate Note”, the particular Floating Rate Note will bear interest at the rate determined by reference to the applicable Base Rate:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a Floating Rate/Fixed Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate; and

•	the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

Inverse Floating Rate Notes

If a Floating Rate Note is designated as an “Inverse Floating Rate Note,” the particular Floating Rate Note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable Base Rate:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that interest on an Inverse Floating Rate Note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on an Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, further, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Unless otherwise specified in the applicable pricing supplement, interest rates will be determined by the Calculation Agent as follows:

CD Rate Notes

CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, CD Rate means, with respect to any Interest Determination Date, the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (H.15(519)) under the heading “CDs (secondary market).”

The following procedures will be followed if the CD Rate cannot be determined as described above:

•	If the above rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the CD Rate will be the rate on that Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable pricing supplement as published in the daily update of H.15(519), available through the internet site of the Board of Governors of the Federal Reserve System at http:// www.federalreserve.gov/releases/h15/ update, or any successor site or publication (the H.15 Daily Update), or some other recognized electronic source for the purpose of displaying the rate, under the heading “CDs (secondary market).”

•	If the rate is not yet published in H.15(519), the H.15 Daily Update or some other recognized electronic source for the purpose of displaying the rate, by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the CD Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity designated in the pricing supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks.

•	If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the CD Rate Notes for which the CD Rate is being determined will be the Initial Interest Rate).

Commercial Paper Rate Notes

Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, Commercial Paper Rate means, with respect to any Interest Determination Date, the Money

Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement, as the rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the Interest Determination Date for commercial paper of the specified Index Maturity as published in H.15 Daily Update or some other recognized electronic source for the purpose of displaying the rate, under the heading “Commercial Paper—Nonfinancial.”

•	If by 3:00 P.M., New York City time, on the Calculation Date the rate is not yet available in either H.15(519) or H.15 Daily Update, or some other recognized electronic source for the purpose of displaying the rate, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on the Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

•	If the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which the Commercial Paper Rate is being determined will be the Initial Interest Rate).

Money Market Yield will be a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =

     D x 360      x 100

360 – (D x M)

D = the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and

M = the actual number of days for which interest is being calculated.

Federal Funds Rate Notes

Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the Federal Funds Rate means, with respect to any Interest Determination Date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as that rate is displayed on Moneyline Telerate (or any successor service) (the Telerate) on page 120 (or any other page as may replace that page on the service) (Telerate Page 120).

The following procedures will be followed if the Federal Funds Rate cannot be determined as set forth above:

•	If the rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the Federal Funds Rate will be the rate on the applicable Interest Determination Date as published in the H.15 Daily Update under the heading “Federal Funds/Effective Rate,” or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•	If the rate does not appear on Telerate Page 120, or is not yet published in either H.15(519), the H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, as of 9:00 A.M., New York City time, on the Interest Determination Date, arranged by three leading brokers of federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent.

•	If the brokers selected by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which the Federal Funds Rate is being determined shall be the Initial Interest Rate).

LIBOR Notes

LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, LIBOR for each Interest Determination Date will be determined by the Calculation Agent as follows:

•

If “LIBOR Reuters” is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on that Interest Determination Date. If no such rate appears, then LIBOR will be determined by the alternative method described below. If the Designated LIBOR Page by its terms provides for a single rate, then the single rate will be used. If, however, the terms of the Designated LIBOR Page provide for multiple rates and fewer than two such rates appear, then LIBOR will be determined by the alternative method described below. If “LIBOR Telerate” is specified in the applicable pricing supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date) that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If no such rate appears, then LIBOR will be determined by the alternative method described below.

•	Alternatively as referenced above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date (or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date) to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in the Index Currency in the market at that time. If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or any other time specified in the applicable pricing supplement), in the applicable Principal Financial Center for the country of the Index Currency on the Interest Determination Date, by three major banks (which may include affiliates of the Agents) in the Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in the Index Currency in the market at that time; provided, however, that if the banks selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined will be the Initial Interest Rate).

Index Currency means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR will be calculated or if the euro is substituted for that currency, the Index Currency will be the euro. If no currency is specified in the applicable pricing supplement, the Index Currency will be U.S. dollars.

Designated LIBOR Page means either (a) if “LIBOR Reuters” is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if “LIBOR Telerate” is designated (or if neither “LIBOR Reuters” or “LIBOR Telerate” is designated) in the applicable pricing supplement, the display on the Telerate for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Prime Rate Notes

Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for that date under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as set forth above:

•	If the rate above is not yet published by 3:00 P.M. New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Prime Rate will be the rate on the applicable Interest Determination Date as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

•	If by 3:00 P.M., New York City time, on the Calculation Date the rate is not yet available in either H.15(519) or H.15 Daily Update or another recognized electronic source, then the Prime Rate for that Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen US PRIME 1 Page (as defined below) as that bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on the Interest Determination Date as quoted on the Reuters Screen US PRIME 1 Page on the Interest Determination Date.

•

If fewer than four rates appear on the Reuters Screen US PRIME 1 Page for any Interest Determination Date, the rate will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on the applicable Interest Determination Date by three major money center banks in New York City (which may include affiliates of the Agents) selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

•	If the banks or trust companies selected by the Calculation Agent are not quoting as set forth above, the Prime Rate in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined will be the Initial Interest Rate).

Reuters Screen US PRIME 1 Page means the display designated as Page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes

Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the auction held on that date of direct obligations of the United States (Treasury Bills) having the Index Maturity designated in the applicable pricing supplement under the heading “Investment Rate” on the Telerate display on page 56 or any other page as may replace that page on the service (Telerate Page 56) or page 57 or any other page as may replace that page on the service) (Telerate Page 57).

The following procedures will be followed if the Treasury Rate cannot be determined as set forth above:

•	If the rate above is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate for the Interest Determination Date will be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate for the applicable Treasury Bills, published in the H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” on the Interest Determination Date, or if not so published by 3:00 P.M., New York City time, on the Calculation Date, the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the auction rate of the applicable Treasury Bills as otherwise announced by the United States Department of the Treasury.

•

In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on the Calculation Date or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate on the Interest Determination Date of Treasury Bills having the Index Maturity designated in the applicable pricing supplement as published in H.15(519), or such other recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate above is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate will be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate on the Interest Determination Date of such Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate above is not published in H.15(519), H.15 Daily Update, or another recognized electronic source, by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement.

•	If the dealers selected by the Calculation Agent are not quoting bid rates as mentioned in the preceding paragraph, the Treasury Rate for the affected Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined will be the Initial Interest Rate).

CMT Rate Notes

CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable pricing supplement.

Unless otherwise indicated in an applicable pricing supplement, if CMT Telerate Page 7051 is specified in the applicable pricing supplement, the CMT Rate means the percentage equal to the yield for U.S. Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on the Telerate on page 7051 (or any other page as may replace the specified page on that service) (Telerate Page 7051), for the particular Interest Determination Date. The following paragraphs detail the procedures to be followed in the event that CMT Telerate

Page 7051 is specified in the applicable pricing supplement, but the foregoing method for determining the CMT Rate is not available.

•	If the rate referred to in the preceding paragraph does not so appear on Telerate Page 7051 by 3:30 P.M., New York City time, on the Calculation Date for the applicable Interest Determination Date, the CMT Rate will be the percentage equal to the yield for U.S. Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities.”

•	If the rate referred to in the preceding paragraph does not so appear in H.15(519) by 3:30 P.M., New York City time, on the Calculation Date for the applicable Interest Determination Date, the CMT Rate will be the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the U.S. Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).

•	If the rate referred to in the preceding paragraph is not so published by 3:30 P.M., New York City time, on the Calculation Date for the applicable Interest Determination Date, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary U.S. government securities dealers in New York City (which may include the Agents or their affiliates) (each, a Reference Dealer), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If fewer than five but more than two of the prices referred to in the preceding paragraph are provided as requested, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated.

•

If fewer than three of the prices referred to two paragraphs above are provided as requested, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If fewer than five but more than two prices referred to in the preceding paragraph are provided as requested, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated.

•	If fewer than three prices referred to two paragraphs above are provided as requested, the CMT Rate for the applicable Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined will be the Initial Interest Rate).

Unless otherwise indicated in an applicable pricing supplement, if CMT Telerate Page 7052 is specified in the applicable pricing supplement, CMT Rate means the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on the Telerate on page 7052 (or any other page as may replace the specified page on that service) (Telerate Page 7052), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls. The following paragraphs detail the procedures to be followed in the event that CMT Telerate Page 7052 is specified in the applicable pricing supplement, but the foregoing method for determining the CMT Rate is not available.

•	If the rate referred to in the preceding paragraph does not so appear on Telerate Page 7052 by 3:30 P.M., New York City time, on the Calculation Date for the applicable Interest Determination Date, the CMT Rate will be the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If the rate referred to in the preceding paragraph does not so appear in H.15(519) by 3:30 P.M., New York City time, on the Calculation Date for the applicable Interest Determination Date, the CMT Rate will be the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls.

•	If the rate referred to in the preceding paragraph is not so published by 3:30 P.M., New York City time, on the Calculation Date for the applicable Interest Determination Date, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If fewer than five but more than two of the prices referred to in the preceding paragraph are provided as requested, the

CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated.

•	If fewer than three prices referred to two paragraphs above are provided as requested, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If fewer than five but more than two prices referred to in the preceding paragraph are provided as requested, the CMT Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated.

•	If fewer than three prices referred to two paragraphs above are provided as requested, the CMT Rate for the applicable Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined will be the Initial Interest Rate).

For purposes of the above calculations (whether CMT Telerate Page 7051 or CMT Telerate Page 7052 is specified in the applicable pricing supplement), if two U.S. Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the U.S. Treasury security with the shorter remaining term to maturity will be used.

If no CMT Telerate Page is specified in the applicable pricing supplement CMT Telerate Page 7052, for the most recent week, will be deemed specified.

Purchase Price; Registered Form; Minimum Denomination

Each Note will be issued for a purchase price equal to 100% of the principal amount thereof (unless otherwise provided in the applicable pricing supplement) in fully registered certificated or book-entry form. Unless otherwise specified in the applicable pricing supplement, each Note will be issued in a minimum denomination of $25 or $1,000 in U.S. dollars as specified in the applicable pricing supplement, and integral multiples of such denomination in excess thereof. In the case of a Note denominated in a Specified Currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, the minimum denomination will be the equivalent of $25 or $1,000 in U.S. dollars as specified in the applicable pricing supplement, in the Specified Currency, as determined by application of the Market Exchange Rate on the Business Day immediately preceding the trade date for the Notes.

Redemption or Conversion

No Note will be subject to conversion, amortization, or any sinking fund, unless otherwise provided in the applicable pricing supplement. The Notes will be subject to redemption by the Company on and after their respective Redemption Dates, if any. Redemption Dates and the applicable Redemption Prices, if any, will be fixed at the time of sale and set forth in the applicable pricing supplement and on the applicable Note. If no Redemption Date or Redemption Price is indicated with respect to a Note, the Note will not be redeemable prior to its Stated Maturity Date. On and after the Redemption Date, the applicable Note will be redeemable in whole or in part (provided that any remaining principal amount of the Note will be equal to an authorized denomination thereof) at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 20 calendar days prior to the date of redemption.

Notwithstanding the foregoing, if a date prior to which the Company may not redeem the Note as a part of, or in anticipation of, a refunding operation (Limitation Date) is specified in the applicable pricing supplement and on the applicable Note, the Company may not redeem the Note prior to the Limitation Date as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company of less than the rate (Refunding Rate) specified in the pricing supplement and on the applicable Note.

Repayment at the Option of the Holder; Repurchases by the Company

The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Repayment Dates are specified in the applicable pricing supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Repayment Date in whole or in part from time to time in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof must be at least $1,000 or any other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, The City of New York (currently located at 4 New York Plaza, 15th Floor, New York, New York 10004) not more than 60 nor less than 30 calendar days prior to the date of repayment, (i) in the case of a certificated Note, the certificated Note and the form thereon entitled “Option to Elect Repayment” duly completed or (ii) in the case of a Book-Entry Note, instructions to that effect from the applicable Beneficial Owner (as hereinafter defined) to the Depositary and forwarded by the Depositary. Exercise of the repayment option by the Holder will be irrevocable.

Only the Depositary may exercise the repayment option in respect of beneficial interests in the Book-Entry Notes. Accordingly, Beneficial Owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the Participant (as hereinafter defined) through which they own their interests to direct the Depositary to exercise the repayment option on their behalf. In order to ensure that the instructions are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before the Participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interests for the respective deadlines for each of the applicable Participants. All instructions given to Participants from Beneficial Owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each Beneficial Owner must cause the Participant through which it owns its interest to transfer its interest in the Book-Entry Notes or Securities representing the related Book-Entry Notes, on the Depositary’s records, to the Trustee. See “Book-Entry Notes.”

If applicable, the Company will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment.

The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes purchased by the Company in this manner may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

Payment of Principal, Premium and Interest

Payments of principal, any premium, and interest on all Notes will be made by the Company to the registered owners of the Notes, which in the case of Book-Entry Notes is the Depositary or its nominee. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Note, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal, any premium or interest in respect of a Book-Entry Note, will credit immediately the accounts of the related Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Note as shown on the records of the Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

Payments of principal, any premium and interest on all Notes will be made in the applicable Specified Currency. Any amounts payable by the Company in a Specified Currency other than U.S. dollars will be converted by the exchange rate agent named in the applicable pricing supplement (Exchange Rate Agent) into U.S. dollars for payment to Holders unless otherwise specified in the applicable pricing supplement or the Holder of the Note elects, in the manner described below, to receive those amounts in the Specified Currency. Payments of principal of and interest on Notes made in a Specified Currency other than U.S. dollars will be made by wire transfer to an account designated by the Holder at a bank outside of the United States. Payments of principal, any premium and interest on Notes paid in U.S. dollars and issued in certificated form will be made by wire transfer to an account designated by the Holder or, in the absence of a designation, by check mailed to the address of the Holder as it appears on the Security Register maintained by the Trustee acting in its capacity as Security Registrar for the Notes. The Holder will make its designation by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date for an Interest Payment Date or at least 16 days prior to the Maturity Date, or with respect to Notes denominated in a currency other than U.S. dollars, in connection with any transfer after the 16th day prior to the Maturity Date. Until a Note is transferred or until the Trustee receives notice to the contrary, the Trustee will make the payment and all succeeding payments to the Holders of Notes by wire transfer to the designated account. Payments of interest with respect to Notes will be made to the Holder appearing on the Security Register on the applicable Record Date or, in the case of interest payable at the Maturity Date, to the person to whom principal is payable.

In the case of a Note issued between a Record Date and the Interest Payment Date relating to that Record Date, interest for the period beginning on the date of issue and ending on that Interest Payment Date will be paid to the Holder appearing on the Security Register on the next succeeding Record Date. Payments of the principal, any premium and interest on a Note at the Maturity Date will be made in immediately available funds (at a bank outside the United States, in the case of payments made in a Specified Currency other than U.S. dollars) in the Specified Currency, upon surrender of the Note to the Trustee. See IMPORTANT CURRENCY INFORMATION and RISK FACTORS.

The Trustee maintains in the Borough of Manhattan, the City of New York, an

office where Notes may be presented for payment and may be transferred or exchanged. Principal, any premium and interest at the Maturity Date will be payable, and Notes will be transferable, at the Corporate Trust Office of the Trustee, which presently is located at 4 New York Plaza, 15th Floor, New York, New York 10004.

Book-Entry Notes

The Company has established a depository arrangement with the Depositary with respect to the Book-Entry Notes, the terms of which are summarized below. If there are any additional or differing terms of the depository arrangement with respect to the Book-Entry Notes, they will be described in the applicable pricing supplement.

Book-Entry Notes of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global security. Each global security will be deposited with the Trustee on behalf of the Depositary and registered in the name of the Depositary or its nominee. Except as described below, a global security may not be transferred unless it is transferred as a whole by the Depositary to a nominee, or by a nominee to either (i) the Depositary, or (ii) another nominee, or (iii) successors of the Depositary or nominee.

So long as the Depositary or its nominee is the registered owner of a global security representing Book-Entry Notes, the Depositary or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented by that global security for all purposes under the Indenture. Except as provided below, Beneficial Owners will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof for any purpose under the Indenture, and no global security representing Book-Entry Notes will be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary, and if a Beneficial Owner is not a Participant, on the procedures of the Participant through which that Beneficial Owner owns its interest in order to exercise any rights of a holder under the global security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing Book-Entry Notes.

Unless otherwise specified in the applicable pricing supplement, each global security representing Book-Entry Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

•	the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global securities and the Company has not appointed a successor to the Depositary within 90 days; or

•	the Company, in its sole discretion, determines that the global securities will be exchangeable for certificated Notes, in which event certificated Notes will be printed and delivered to the Depositary.

Unless otherwise specified in the applicable pricing supplement, Notes issued in this manner in certificated form will be issued in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof and will be issued in registered form only, without coupons.

The following is based on information furnished to the Company and the Agents by the Depositary:

The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co., the Depositary’s partnership nominee, or such other name as may be requested by an authorized representative of the Depositary. One fully registered global security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of the issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of the issue.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (Direct Participants) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participant’s accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the Depositary’s system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The rules applicable to the Depositary and its Participants are on file with the SEC.

Purchases of Book-Entry Notes under the Depositary’s system must be made by or through Direct Participants, who will receive a credit for the Book- Entry Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Book-Entry Note (Beneficial Owner) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for the Book-Entry Notes is discontinued.

To facilitate subsequent transfers, all Book-Entry Notes deposited by Direct Participants with the Trustee on behalf of the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depositary. The deposit of Book-Entry Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Book- Entry Notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts the Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. (nor any other Depositary nominee) will consent or vote with respect to the Book-Entry Notes. Under its usual procedures, the Depositary mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the Book-Entry Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from the Company or its agents on the payable date in accordance with their respective holdings shown on the Depositary’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the Participant and not of the Depositary, the Company or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of the

Depositary) is the responsibility of the Company or its agent, disbursement of the payments to Direct Participants will be the responsibility of the Depositary, and disbursement of the payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. In the event that a successor securities depository is not obtained, certificated Notes are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry only transfers through the Depositary (or a successor securities depository). In that event, certificated Notes will be printed and delivered to the Depositary.

The information in this section concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

We have no responsibility for the performance by the Depositary or its Participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

The Trustee

The trustee under the Senior Indenture is JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. is also the property and guarantee trustee for Dominion Resources Capital Trust I, Dominion Resources Capital Trust II, Dominion Resources Capital Trust III and Dominion Resources Capital Trust IV and the trustee under the indenture related to our Junior Subordinated Debentures. JPMorgan Chase Bank, N.A. also serves as trustee under other indentures under which securities of certain of our affiliates are outstanding. Affiliates of JPMorgan Chase Bank, N.A. have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Listing

The Notes will not be listed on any national or regional securities exchange.

Limitations on Liens

While any of the Notes are outstanding, we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or own in the future, to secure any of our debt, unless at the same time we provide that the Notes will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1) purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2) liens on our property or any shares of stock of any Material Subsidiary that exist as of the date the Notes are first issued; liens on the shares of stock of any corporation, which liens existed at the time that corporation became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3) liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example, liens to secure debt of the pollution control or industrial revenue bond type;

(4) debt that we may issue in connection with a consolidation or merger of Dominion or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis or (iii) prohibits secured debt from being incurred by that company;

(5) debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6) liens on any property that we acquire, construct, develop or improve after the date the Notes are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7) liens in favor of Dominion, our Material Subsidiaries or our wholly-owned subsidiaries;

(8) the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9) any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of our common shareholders’ equity.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with generally accepted accounting principles) represent at least 20% of Dominion’s total assets on a consolidated basis; and “Principal Property” means any of Dominion’s plants or facilities located in the United States that in the opinion of our Board of Directors or management is of material importance to the business conducted by Dominion and our consolidated subsidiaries taken as whole.

SPECIAL PROVISIONS RELATING TO NOTES DENOMINATED IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS

General

Unless otherwise specified in the applicable pricing supplement, Notes denominated in a Specified Currency other than U.S. dollars will not be sold in, or to residents of, the country issuing the

Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to Notes denominated in a Specified Currency other than U.S. dollars, is by necessity incomplete. The Company and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal, any premium and interest on Notes denominated in a Specified Currency other than U.S. dollars. These persons should consult their own financial and legal advisors with regard to these matters. See RISK FACTORS and IMPORTANT CURRENCY INFORMATION.

Payment of Principal, Premium and Interest

Unless otherwise specified in the applicable pricing supplement, the Company is obligated to make payments of principal, any premium and interest on a Note in the Specified Currency. Any amounts payable by the Company in a Specified Currency other than U.S. dollars will be converted by the Exchange Rate Agent into U.S. dollars for payment to Holders unless otherwise specified in the applicable pricing supplement or the Holder of the Note elects, in the manner described below, to receive those amounts in the Specified Currency.

The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who does not elect to receive one or more payments of principal, any premium and interest in the Specified Currency will be based on a bid quotation in New York City received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on the applicable payment date in the aggregate amount of the U.S. dollars payable to all Holders of Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If a bid quotation is not available, payments will be made in the Specified Currency. All currency exchange costs in respect of any payment will be borne by the Holder of the Note to which the payment relates by deduction from that payment.

The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payment of the principal, any premium and interest on the Note in the Specified Currency by transmitting a written request for payment to the Trustee at its Corporate Trust Office in New York City on or prior to the Regular Record Date or at least 16 calendar days prior to the Maturity Date. The written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payment in the Specified Currency for all principal, any premium and interest payments and need not file a separate election for each payment. This election will remain in effect until the Note is transferred or until the election is changed by written notice to the Trustee, but written notice of any change must be received by the Trustee on or prior to the Record Date or at least 16 calendar days prior to the Maturity Date. Holders of Notes denominated in a

Specified Currency other than U.S. dollars whose Notes are to be held in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

Unless otherwise specified in the applicable pricing supplement, if the Specified Currency is other than U.S. dollars, a Beneficial Owner which elects to receive payments of principal, any premium and/or interest in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be, of its election. The applicable Participant must notify the Depositary of the election on or prior to the third Business Day after the applicable Record Date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of the election on or prior to the fifth Business Day after the Record Date or at least 10 calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to the applicable dates, then the affected Beneficial Owner will receive payments in the Specified Currency.

In order for a Holder of a Note who has elected to receive payments of principal, any premium and interest in a Specified Currency other than U.S. dollars to receive payments by wire transfer, the Holder must designate an appropriate account with a bank located in the country of the Specified Currency. The designation should be made by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date for an Interest Payment Date or at least 16 calendar days prior to the Maturity Date or in connection with any transfer after the 16th day. Until the Note is transferred or until the Trustee receives notice to the contrary, the Trustee will make the payments to the Holder by wire transfer to the designated account. If a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, a notice will be mailed to the Holder at its registered address requesting the relevant information, and no payment will be made until a designation is made. The Company will pay any administrative costs imposed by banks in connection with making wire transfers of payments, but any tax, assessment, governmental or other charges imposed upon the payments will be borne by the Holder of the Note in respect of which the payment is made and deducted from the payment.

Availability of Specified Currency

If the Specified Currency for a Note denominated in a Specified Currency other than U.S. dollars is not available for the required payment of principal, any premium and/or interest in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of the Note by making the payment in U.S. dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable pricing supplement.

The Market Exchange Rate for a Specified Currency other than U.S. dollars means the noon dollar buying rate in the City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in U.S. dollars under those circumstances where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Notes denominated in a Specified Currency other than U.S. dollars. See RISK FACTORS and IMPORTANT CURRENCY INFORMATION.

Judgments

Under current New York law, a state court in the State of New York rendering a judgment in respect of a Note denominated in a Specified Currency other than U.S. dollars would be required to render the judgment in the Specified Currency, and the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, the Holder of the Note would be subject to exchange rate fluctuations between the date of entry of a judgment in a foreign currency and the time the amount of the foreign currency judgment is paid to the Holder in U.S. dollars and converted by the Holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), proposed and final regulations, rulings, and judicial and administrative decisions now in effect, all of which are subject to change possibly with retroactive effect, or possible differing interpretations. This discussion deals only with Notes held as capital assets by original purchasers who are U.S. Holders (as defined below) and does not purport to deal with persons in special tax situations, such as financial institutions, real estate investment trusts, personal holding companies, insurance companies, tax-exempt organizations, regulated investment companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting, foreign corporations, persons holding Notes as a hedge or that are hedged against interest rate or against currency risks or as a position in a straddle for tax purposes, persons whose functional currency is not the United States dollar or persons who are not citizens of the United States.

This discussion does not address any state, local, estate or foreign tax issues.

Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

As used herein, the term U.S. Holder means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Holders. As used herein, the term non-U.S. Holder means a beneficial owner of a Note that is not a U.S. Holder.

Payments of Interest

Except as provided below under “—Original Issue Discount”, payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or received (in accordance with the U.S. Holder’s regular method of tax accounting).

Original Issue Discount

Certain Notes may be issued with original issue discount (Original Issue Discount Notes) within the meaning of section 1273(a) of the Code. The following summary is based upon final Treasury regulations (the OID Regulations) released by the Internal Revenue Service (IRS) under the original issue discount provisions of the Code.

For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if the excess equals or exceeds a de minimis amount (generally  1/4 of 1% of the Note’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of that Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of the Notes of that issue has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than qualified stated interest payments. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of that Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on that Note or any “true” discount on that Note (i.e., the excess of the Note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to that income, regardless of the U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to the Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Original Issue Discount Note. The daily portion of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note’s adjusted issue price at the beginning of the applicable accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to the applicable accrual period. The adjusted issue price of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount which the U.S. Holder generally must include in its gross income with respect to the Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Under the OID Regulations, Floating Rate Notes and Indexed Notes (Variable Notes) are subject to special rules whereby a Variable Note will qualify as a variable rate debt instrument if, among other things, (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless the cap or floor is fixed throughout the term of the Note or is not reasonably expected to affect significantly the yield on the Note. An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A qualified inverse floating rate is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a variable rate debt instrument under the OID Regulations and if the interest on the Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a variable rate debt instrument under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a “true” discount (i.e., at a price below the Note’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other Variable Note that qualifies as a variable rate debt instrument will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on this type of Variable Note. The OID Regulations generally require that a Variable Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of that Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate generally is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be a figure so that the fair market value of the Variable Note as of the Variable Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above. Once the Variable Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Note will account for the original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. Appropriate adjustments will be made for each accrual period to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that those amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

If a Variable Note does not qualify as a variable rate debt instrument under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. The Treasury Department has issued final regulations (the CPDI Regulations) concerning the proper United States federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States federal income tax law. The CPDI Regulations generally require a U.S. Holder of this type of instrument to include future contingent and noncontingent interest payments in income as the interest accrues based upon a projected payment schedule with adjustments for differences between actual and projected contingent payments. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States federal income tax treatment of any Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable pricing supplement.

Certain of the Notes (i) may be redeemable at the option of the Company prior to their Stated Maturity Date (a call option) and/or (ii) may be repayable at the option of the holder prior to their Stated Maturity Date (a put option). Notes containing these features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with these features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Short-Term Notes

In general, an individual or other cash method U.S. Holder is not required to accrue original issue discount on Notes that have a fixed maturity of one year or less (Short-Term Notes) unless the U.S. Holder elects to do so. If the election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

Disposition of a Note

Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the U.S. Holder’s initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included that market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the Note. This gain or loss generally will be long-term capital gain or loss if the Note is held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on net short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Notes Payable in a Currency other than U.S. Dollars

Cash Method

A U.S. Holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

Accrual Method

A U.S. Holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the rate of exchange on the date of receipt. The above election will apply to all debt instruments held by the U.S. Holder at the beginning of the taxable year to which the election applies and to all debt instruments subsequently acquired by the U.S. Holder. The election may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the income is received (regardless of whether the payment is actually converted to U.S. dollars). The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the applicable accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

Sale and Retirement of Notes

Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the Note. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by the U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, these amounts must be taken into account as interest income (to the extent not previously taken into income under the accrual method), with exchange gain or loss computed as described in “—Notes Payable In A Currency Other Than U.S. Dollars—Accrual Method” above. If a U.S. Holder receives foreign currency on this type of sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Note is disposed of (or deemed disposed of as a result of a material change in the terms of the Note), depending on the U.S. Holder’s method of accounting. In the case of a Note that is denominated in foreign currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to that holder, increased by the amounts of original issue discount previously included in income by the holder with respect to the Note and reduced by any principal payments received by the holder. A U.S. Holder’s tax basis in a Note, and the amount of any subsequent adjustments to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for the Note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment.

Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates (exclusive of exchange gain or loss, if any, with respect to accrued interest) will equal the difference between the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the payment is received or the Note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

Original Issue Discount

In the case of an Original Issue Discount Note or Short-Term Note, (i) original issue discount is determined in units of the foreign currency, (ii) accrued original issue discount is translated into U.S. dollars as described in “—Notes Payable In A Currency Other Than U.S. Dollars— Accrual Method” above and (iii) the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of the receipt, with the amount of original issue discount accrued, as translated above.

Exchange of Foreign Currencies

A U.S. Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of that foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

Backup Withholding

Backup withholding of United States Federal income tax may apply to payments made in respect of the Notes to registered owners who are not exempt recipients and who fail to provide their taxpayer identification number, provide an incorrect taxpayer identification number, fail to report interest, dividends or other reportable payments properly or, under certain circumstances, fail to provide a certified statement of exemption from backup withholding. Generally, individuals are not exempt recipients, but corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder as well as the accrual of interest on Original Issue Discount Notes, must generally be reported to the IRS, unless the U.S. Holder is an exempt recipient.

In addition, upon the sale of a Note by a U.S. Holder to (or through) a broker, the purchase price would be subject to backup withholding, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information. This type of sale must also generally be reported by the broker to the IRS, unless the broker determines that the seller is an exempt recipient.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

The Notes are being offered on a continuing basis for sale by the Company through [Insert Agents] (the Agents), who have agreed to use their best efforts to solicit purchases of the Notes. The Company retains the right to offer the Notes directly to investors.

The Agents, individually or in a syndicate, may purchase Notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an Agent for that Agent to use its best efforts on an agency basis on our behalf to solicit offers to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an Agent, ranging from 0.125% to 0.750% of the principal amount of each Note, depending upon its stated maturity, sold through that Agent as our agent. We will negotiate commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as our agent at the time of the related sale.

In addition, we estimate our expenses incurred in connection with the offering and sale of the Notes, including reimbursement of certain of the Agents’ expenses, will total approximately $250,000.

Unless otherwise specified in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

The Company reserves the right to withdraw, cancel or modify the offering of Notes at any time without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agents. Each Agent will have the right, exercisable in its reasonable discretion, to reject any proposed purchase of Notes in whole or in part.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any national or regional securities exchange. The Agents have informed the Company that they intend to make a market in the Notes, but are under no obligation to do so and any Agent may cease making a market in the Notes at any time. Therefore, no assurance can be given that a trading market for the Notes will exist in the future.

In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, the applicable Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of those purchases.

Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

The Agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain other expenses.

Each of the Agents and their affiliates may have provided investment banking services or financial services to the Company or its affiliates from time to time and may do so in the future.

Some of the Agents or their affiliates hold and may in the future hold our commercial paper and may receive a portion of the net proceeds of an offering of Notes where we use such proceeds to refund commercial paper. See USE OF PROCEEDS. If more than 10% of the net proceeds of an offering of the Notes is to be paid to such Agents or their affiliates, the NASD Conduct Rules require that the offering be conducted by the Agents in compliance with NASD Rule 2710(c)(8).

From time to time, we may sell other securities referred to in the accompanying base prospectus, and the amount of Notes offered hereby may be reduced as a result of these sales.

LEGAL OPINIONS

Certain legal matters in connection with the Notes will be passed upon for the Company by McGuireWoods LLP, and for any agents by Troutman Sanders LLP, who also performs certain legal services for the Company and its affiliates on other matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated
Securities and Exchange Commission Fee (Actual)	$301,414
Transfer Agent and Registrar Fees	100,000
Fees and Expenses of Trustees	150,000
Rating Agency Fees	275,000
Printing Expenses	300,000
Accountants’ Fees	250,000
New York Stock Exchange Listing Fee	60,000
Counsel Fees	350,000
Miscellaneous	275,000

Total	$2,061,414

Item 15. Indemnification of Directors and Officers.

Article VI of Dominion’s Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

In addition, Article VI of Dominion’s Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion’s Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Dominion has purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Dominion against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Dominion and (2) Dominion to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16. Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement (incorporated by reference from Exhibit 1.1 to our Registration Statement on Form S-3, dated July 31, 2002, File No. 333-97393). (Note: The form incorporated herein is for Senior Debt Securities. A similar form will be used for Common Stock, Preferred Stock, Trust Preferred Securities, Stock Purchase Contracts or Stock Purchase Units with appropriate conforming changes).

1.2	Form of Distribution Agreement for offering of Medium-Term Notes, Series C.*

3.1	Articles of Incorporation as in effect on August 9, 1999, as amended effective March 12, 2001 (incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, File No. 1-8489).

3.2	Bylaws as in effect since October 20, 2000 (incorporated by reference from Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 1-8489).

4.1	Senior Indenture dated as of June 1, 2000 between Dominion Resources, Inc. and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented from time to time (incorporated by reference from Exhibit 4(iii) to our Registration Statement on Form S-3, dated December 21, 1999, File No. 333-93187).

4.2	Junior Subordinated Indenture dated as of December 1, 1997 between Dominion Resources, Inc. and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented from time to time (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-4, dated April 21, 1998, File No. 333-50653).

4.3	Form of Supplemental Indenture to Senior Indenture (incorporated by reference from Exhibit 4.6 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.4	Form of Supplemental Indenture to Junior Subordinated Indenture (incorporated by reference from Exhibit 4.7 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.5	Form of Guarantee Agreement to be delivered by Dominion Resources, Inc. (incorporated by reference from Exhibit 4.8 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.6	Certificate of Trust of Dominion Resources Capital Trust IV (incorporated by reference from Exhibit 4.9 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.7	Trust Agreement of Dominion Resources Capital Trust IV, dated as of February 16, 2001 (incorporated by reference from Exhibit 4.10 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.8	Form of Amended and Restated Trust Agreement (incorporated by reference from Exhibit 4.11 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.9	Form of Preferred Security (Exhibit A to the Form of Amended and Restated Trust Agreement contained in Exhibit 4.8).

4.10	Form of Agreement as to Expenses and Liabilities (incorporated by reference from Exhibit 4.15 to our Registration Statement on Form S-3, dated February 20, 2001, File No. 333-55904).

4.11	Form of Purchase Contract Agreement (incorporated by reference from Exhibit 4.12 to our Registration Statement on Form S-3, dated July 3, 2003, File No. 333-106790).

Exhibit No.	Description of Document

4.12	Form of Pledge Agreement (incorporated by reference from Exhibit 4.13 to our Registration Statement on Form S-3, dated July 3, 2003, File No. 333-106790).

4.13	Form of Remarketing Agreement (incorporated by reference from Exhibit 4.14 to our Registration Statement on Form S-3, dated July 3, 2003, File No. 333-106790).

4.14	Form of Exchange Rate Agreement between the Company and the Exchange Rate Agent named therein.*

4.15	Form of Calculation Agent Agreement between the Company and the Calculation Agent named therein.*

4.16	Form of Fixed Rate Medium-Term Note, Series C.*

4.17	Form of Floating Rate Medium-Term Notes, Series C.*

5.1	Opinion of McGuireWoods LLP, counsel to Dominion Resources, Inc., with respect to the Offered Securities.

5.2	Opinion of Richards, Layton & Finger, P.A., Delaware counsel to Dominion Resources, Inc. and Dominion Resources Capital Trust IV, with respect to the Offered Securities.

8	Tax opinion of McGuire Woods LLP, counsel to Dominion Resources Inc., with respect to the Medium-Term Notes, Series C.*

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, File No. 1-8489).

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2).

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Ralph E. Davis Associates, Inc. (incorporated by reference from Exhibit 23.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, File No. 1-8489).

23.5	Consent of Ryder Scott Company, L.P. (incorporated by reference from Exhibit 23.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, File No. 1-8489).

24	Powers of Attorney (included herein).

25.1	Statement of Eligibility of JPMorgan Chase Bank, N.A. for the Senior Debt Securities.

25.2	Statement of Eligibility of JPMorgan Chase Bank, N.A. for the Junior Subordinated Debentures.

25.3	Statement of Eligibility of JPMorgan Chase Bank, N.A. for the Dominion Resources Capital Trust IV Trust Preferred Securities.

25.4	Statement of Eligibility of JPMorgan Chase Bank, N.A. for the Guarantee related to Dominion Resources Capital Trust IV.

*	To be filed by amendment or incorporated under cover of Form 8-K.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, each filing of each such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant agrees that it will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 22nd day of June 2005.

DOMINION RESOURCES, INC.

By:	/s/ THOS. E. CAPPS
(Thos. E. Capps, Chairman of the Board of Directors and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 22nd of June 2005. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson, Karen W. Doggett, James F. Stutts or Mark O. Webb, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and file any registration statement registering additional securities under Rule 462(b)(3) of the Securities Act of 1933, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ PETER W. BROWN Peter W. Brown	Director

/s/ RONALD J. CALISE Ronald J. Calise	Director

/s/ THOS. E. CAPPS Thos. E. Capps	Chairman of the Board of Directors and Chief Executive Officer

/s/ GEORGE A. DAVIDSON, JR. George A. Davidson, Jr.	Director

/s/ THOMAS F. FARRELL, II Thomas F. Farrell, II	Director, President and Chief Operating Officer

/s/ JOHN W. HARRIS John W. Harris	Director

/s/ ROBERT S. JEPSON, JR. Robert S. Jepson, Jr.	Director

/s/ MARK J. KINGTON Mark J. Kington	Director

/s/ BENJAMIN J. LAMBERT, III Benjamin J. Lambert, III	Director

Signature	Title

/s/ RICHARD L. LEATHERWOOD Richard L. Leatherwood	Director

/s/ MARGARET A. MCKENNA Margaret A. McKenna	Director

/s/ K. A. RANDALL K. A. Randall	Director

/s/ FRANK S. ROYAL Frank S. Royal	Director

/s/ S. DALLAS SIMMONS S. Dallas Simmons	Director

/s/ DAVID A. WOLLARD David A. Wollard	Director

/s/ THOMAS N. CHEWNING Thomas N. Chewning	Executive Vice President and Chief Financial Officer

/s/ STEVEN A. ROGERS Steven A. Rogers	Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, Dominion Resources Capital Trust IV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 22nd day of June 2005.

DOMINION RESOURCES CAPITAL TRUST IV By Dominion Resources, Inc., as Sponsor

By:	/s/ G. SCOTT HETZER
Name:	G. Scott Hetzer, Senior Vice President and Treasurer